UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Barfresh Food Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-1994406
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

90 Madison Street, Suite 701, Denver, CO	80206
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

none	N/A
(Title of each class to be registered)	(Name of each exchange on which
each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-168738

Securities to be registered pursuant to Section 12(g) of the Act:

common stock, par value $0.000001 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

Barfresh Food Group, Inc., a Delaware corporation (“Barfresh”, “Company”, “we”, “us” or “our”) is authorized to issue 95,000,000 shares of common stock, par value $0.000001 per share and 5,000,000 shares of “blank check” preferred stock. As of the date of this Registration Statement on Form 8-A, 59,562,660 shares of our common stock are outstanding and no shares of preferred stock are outstanding. Our common stock is currently traded on the OTCQB under the symbol “BRFH”. For a description of our securities, reference is made to “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-168738) (the “Registration Statement”), initially filed with the SEC on August 11, 2010 and hereby incorporated by reference.

Item 2. Exhibits.

3.1	Certificate of Incorporation of Moving Box, Inc. dated February 25, 2010 (incorporated by reference to Exhibit 3.1 to Form S-1 (File No. 333-168738), originally filed August 11, 2010)

3.2	Bylaws of Moving Box, Inc. (incorporated by reference to Exhibit 3.2 to Form S-1, as filed August 11, 2010)

3.3	Certificate of Amendment of Certificate of Incorporation of Moving Box Inc. dated February 13, 2012(incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K, as filed February 17, 2012)

3.4	Certificate of Amendment of Certificate of Incorporation of Smoothie Holdings Inc. dated February 16, 2012. (incorporated by reference to Exhibit 3.2 of Current Report on Form 8-K, as filed February 17, 2012)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BARFRESH FOOD GROUP, INC.
a Delaware corporation

By:	/s/ Arnold Tinter
Name:	Arnold Tinter
Its:	Chief Financial Officer

Date:	January 21, 2014